                                Exhibit 99.1
NEWS RELEASE

WELBILT PROVIDES UPDATED STATEMENT REGARDING COVID-19 IMPACT ON BUSINESS

New Port Richey, FL. - March 23, 2020 - Welbilt, Inc. (NYSE:WBT) announced today several actions we are taking to address the impact of the global COVID-19 pandemic. Our top priority is the health and safety of our employees as we address the unprecedented economic challenges facing us and the commercial foodservice industry. We are temporarily closing some of our plants, beginning with one- to two-week closures in early April for five of our ten Americas region plants and three of our six EMEA region plants. All four of our APAC region plants are currently operating on normal schedules. We will continue to adjust these schedules based on governmental requirements, health, safety and demand factors on an ongoing basis as we proceed through the COVID-19 pandemic and related market impacts.

We are taking other measures to manage our costs in line with changing demand. Accordingly, we have executed a reduction in force in the Americas region and Corporate functions of approximately 200 people. We expect to record restructuring charges related to these and other previous actions of between $3.5 and $4.5 million in our first quarter of 2020 and expect that these costs will mostly be paid out over the next 12 months.

Our leadership team is also participating in the cost reduction efforts. Our Board of Directors voluntarily reduced their cash-based fees by 50 percent and our Executive Leadership voluntarily reduced their base salaries by 50 percent for the months of April and May of 2020. Other salaried employees are taking voluntary salary reductions of generally between 10 and 25 percent during this period. In addition, some salaried and hourly office and production employees have been, or will be, temporarily furloughed for various periods.

As previously disclosed, we are continuing our discussions with the senior secured revolving credit facility (“Revolver”) bank group to amend the financial covenants due to the risk of non-compliance with those covenants at the end of our second quarter based on the outlook for the commercial foodservice industry and the related impact to demand for our products. We remain encouraged by the discussions to date. We continue to have full access to our Revolver, without limitation.

We are pursuing financial and tax-based opportunities from the recently enacted Coronavirus Aid, Relief and Economic Security (“CARES”) Act including payroll tax deferrals and credits, pension funding deferrals, and the increase to the interest deduction limitation. We plan to provide further details on potential CARES Act benefits during our first quarter earnings release.

Finally, we are updating our outlook for 2020 first quarter net sales, which are now expected to decrease between 13 and 14 percent compared to the prior year. Net sales weakened during the second half of March in the Americas and EMEA, while net sales gradually improved in APAC during March as the region began recovering from the impacts of COVID-19. Overall, consolidated net sales were weaker in the second half of March than for the quarter as a whole.

About Welbilt, Inc.
Welbilt, Inc. provides the world’s top chefs, premier chain operators and growing independents with industry-leading equipment and solutions. Our innovative products and solutions are powered by our deep knowledge, operator insights, and culinary expertise. Our portfolio of award-winning product brands includes Cleveland™, Convotherm®, Crem®, Delfield®, Frymaster®, Garland®, Kolpak®, Lincoln™, Manitowoc® Ice, Merco®, Merrychef® and Multiplex®. These product brands are supported by two service brands: FitKitchen®, our fully-integrated kitchen systems brand, and KitchenCare®, our aftermarket parts and service brand. Headquartered in the Tampa Bay region of Florida and operating 20 manufacturing facilities throughout the Americas, Europe and Asia, we sell through a global network of over 5,000 distributors and dealers in over 100 countries. We have approximately 4,800 employees and generated sales of $1.6 billion in 2019. For more information, visit www.welbilt.com.

Forward-looking Statements
Certain statements in this press release constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not historical facts are forward-looking statements and include, for example, our expectations regarding the impact of COVID-19 on our business, including on customer demand, supply chains and production; our ability to meet working capital needs and cash requirements over the next 12 months; our ability to realize savings from reductions in force and other cost saving measures; compliance with the financial covenants under our credit facility and our ability to amend our credit facility; our ability to obtain financial and tax benefits from the recently-passed CARES Act; future results, our full-year financial outlook; expected impact of restructuring and other operating and strategic plans and any assumptions on which those expectations, outlook, descriptions, targets or plans are based. Certain of these forward-looking statements can be identified by using words such as "anticipates," "believes," "intends," "estimates," "targets," "expects," "endeavors," "forecasts," "could," "will," "may," "future," "likely," "on track to deliver," “are encouraged,” "plans," "projects," "assumes," "should" or other similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, and our actual results could differ materially from future results expressed or implied in these forward-looking statements. The forward-looking statements included in this release are based on our current beliefs and expectations of our management as of the date of this release. These statements are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, risks from global pandemics including COVID-19; risks related to our ability to timely and efficiently execute on manufacturing strategies; our ability to realize anticipated or targeted earnings enhancements, cost savings, strategic options and other synergies and the anticipated timing to realize those enhancements, savings, synergies, and options; acquisitions, including our ability to realize the benefits of acquisitions in a manner consistent with our expectations and general integration risks; our substantial levels of indebtedness; actions by competitors including competitive pricing; consumer and customer demand for products; the successful development and market acceptance of innovative new products; world economic factors and ongoing economic and political uncertainty; our ability to source raw materials and commodities on favorable terms and successfully respond to and manage related price volatility; our ability to generate cash and manage working capital consistent with our stated goals; costs of litigation and our ability to defend against lawsuits and other claims and to protect our intellectual property rights; unanticipated environmental liabilities; the ability to obtain and maintain adequate insurance coverage; data security and technology systems; our labor relations and the ability to recruit and retain highly qualified personnel; product quality and reliability, including product liability claims; changes in the interest rate environment and currency fluctuations; compliance with, or uncertainty created by, existing, evolving or new laws and regulations, including recent changes in tax laws, tariffs and trade regulations and enforcement of such laws around the world, and any customs duties and related fees we may be assessed retroactively for failure to comply with U.S. customs regulations; our ability to comply with evolving and complex accounting rules, many of which involve significant judgment and assumptions; the possibility that additional information may arise, that would require us to make further adjustments or revisions to our historical financial statements or delay the filing of our current financial statements; actions of activist shareholders; and those additional risks, uncertainties and factors described in more detail under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our other filings with the Securities and Exchange Commission. We do not intend, and, except as required by law, we undertake no obligation, to update any of our forward-looking statements after the issuance of this release to reflect any future events or circumstances. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

For more information, contact:
Rich Sheffer
Vice President Investor Relations, Risk Management and Treasurer
Welbilt, Inc.
+1 (727) 853-3079
Richard.sheffer@welbilt.com